GAUCHO GROUP HOLDINGS, INC.



January 15, 2026

Dear Stockholders,

As we begin the new year, we want to share an update focused on tangible progress—both at Algodon Wine Estates and across Gaucho Holdings more broadly. After several years defined by preservation and discipline, we are now seeing those efforts translate into visible improvements, rising demand, and renewed momentum across our portfolio.

At **Algodon Wine Estates**, we are pleased to share new renderings and plans highlighting recent improvements, completed projects, and finishing touches designed to elevate the estate experience, strengthen long-term value, and support continued demand for living, visiting, and investing at Algodon.

GALLERY: EXPANDED CELLAR FACILITIES SUPPORT INCREASED PRODUCTION CAPACITY AND LONG-TERM WINE PROGRAM GROWTH.


MUR


MUR











Algodon Wine Estates: Building the Next Chapter

Over the past year, we have continued to invest thoughtfully in Algodon Wine Estates, with a focus on infrastructure, hospitality, and

shared spaces that reinforce the estate's position as a destination—not just a vineyard.

Pictured in this email are recent improvements and projects currently underway, including lodge and amenity enhancements, continued investment in winery and cellar infrastructure, and the introduction of The Farmhouse by Chez Gaston, envisioned as a central dining and social hub within the estate. These initiatives are designed to elevate the overall experience at Algodon while strengthening long-term asset value.

GALLERY: REFINED UPDATES TO "THE FARMHOUSE RESTAURANT" BY CHEZ GASTON

A SIGNIFICANT PORTION OF OUR F&B INITIATIVE IS ALREADY UNDERWAY. THE FULL FOUNDATION HAS BEEN POURED, DRY STORAGE AND REFRIGERATION ARE IN PLACE, THE KITCHEN IS FULLY EQUIPPED, AND THE ASADO AREA HAS BEEN COMPLETED. REMAINING WORK IS FOCUSED PRIMARILY ON COMPLETING THE DINING ROOM SECTION AND SELECT EXTERIOR ENHANCEMENTS, INCLUDING A BOCCE COURT. THE USE OF LOCALLY SOURCED STONEWORK BOTH ENHANCES THE CHARACTER OF THE SPACE AND HELPS KEEP FINISHING COSTS EFFICIENT.









Argentina: Tailwinds, Not Headwinds

It is also worth noting the broader environment in which this progress is taking place.

Earlier this month, Argentina fully repaid the United States for its draw on the bilateral currency swap facility, well ahead of schedule. According to statements from the U.S. Treasury and Argentina's central bank, the repayment reflects Argentina's strengthened financial

position and restored access to dollar liquidity. The agreement remains active, providing Argentina with a standing liquidity backstop if needed. Importantly, the U.S. Treasury currently holds no pesos as a result of the facility.

This development is important because:

- It signals improved financial credibility and confidence from Argentina's most important international partner.
- It reduces near-term balance-of-payments risk.
- It underscores a normalization of relations and policy direction that markets tend to reward.

For the United States, the facility functioned as intended: a short-term stabilizing tool that was repaid in full, reinforcing confidence in the framework without creating long-term exposure.

Since President Javier Milei took office in December 2023, his party, La Libertad Avanza, has consolidated political support, winning approximately 41% of the vote in recent legislative elections—the first time since 2017 that a ruling party has won a midterm election in Argentina. This outcome provides a clearer runway for policy continuity.

For the first time in our experience operating in Argentina, we are looking ahead to an extended period—**roughly the next 18 months—without the constant uncertainty of imminent political reversal**. During this window, the focus remains on currency normalization, inflation control, labor reform, tax reduction, and economic stabilization, rather than electoral politics.

Simply put: we have spent more than a decade navigating headwinds. Today, we are operating with tailwinds.



ARGENTINA TODAY: TAILWINDS REPLACING MORE THAN A DECADE OF ECONOMIC HEADWINDS

San Rafael Airport (AFA) Infrastructure Upgrade

Another meaningful tailwind for Algodon Wine Estates and the broader San Rafael region is the ongoing modernization of San Rafael Airport (AFA). The runway has already been lengthened and widened, enabling the airport to accommodate larger aircraft and increased traffic. The remaining phase is the completion of a new and expanded passenger terminal, which is currently underway.

While the long-term objective includes the potential for international service, the more immediate impact is practical and tangible: increased flight frequency, improved operational efficiency, and greater ease of access to the region. The upgraded runway allows aircraft to operate without routing back through Buenos Aires, supporting more direct connections within Argentina and improving travel times for residents, visitors, and property owners.

Over time, regional international connectivity—most plausibly from nearby hubs such as Santiago or São Paulo—could further enhance accessibility. Regardless of route expansion, the improved airport infrastructure meaningfully benefits the community and supports increased tourism, residential demand, and long-term property values across the region.


AEROPUERTO SAN RAFAEL

IMPROVED REGIONAL INFRASTRUCTURE AT SAN RAFAEL AIRPORT, SUPPORTING INCREASED ACCESS, EFFICIENCY, AND LONG-TERM GROWTH ACROSS THE REGION.

Looking Ahead

As we move through 2026, our priorities remain consistent and disciplined:

- Continue enhancing the value and experience at Algodon Wine Estates
- Drive revenue growth across hospitality, wine, real estate, and luxury goods
- Strengthen the balance sheet and reduce debt
- Allocate capital prudently while participating in Argentina's improving economic cycle

We have never been in this position before—entering a year with both strong internal momentum and a supportive external environment. That alignment gives us confidence as we execute the next phase of our strategy.

GALLERY: RECENT LODGE AMENITY IMPROVEMENTS ENHANCE GUEST COMFORT, USABILITY, AND OVERALL ON-PROPERTY EXPERIENCE.













There is an old saying that the best investments are made before a cycle turns—and the second best are made when the change becomes undeniable. As our COO, Sergio Manzur Odstrcil, has often noted, for many years Argentina was a challenging place to operate day-to-day, but an exceptional place to quietly acquire high-quality assets at compelling values. That reality shaped our discipline, our patience, and our long-term approach.

Today, Argentina is entering a once-in-a-generation transformation. Structural reforms, improving macro conditions, and renewed international confidence are converging in ways we have not seen in more than a decade. Preparation and timing are finally aligned—and we believe this marks the beginning of a fundamentally different chapter ahead.

We thank you, as always, for your continued partnership and long-term perspective. We look forward to sharing further updates as these projects come to life and as the broader environment continues to evolve.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should

not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO GROUP HOLDINGS, INC.

1111 Lincoln Road, Ste. 500 Miami Beach, FL 33139